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DATA

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT/CERTIFICATE.
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Guaranteed Interest Account:
   Initial Guaranteed Interest Rate      [6.00% through February 28, 2002;
                                         4.00% through December 31, 2002]
   Lifetime Guaranteed Interest Rate     3.00%

CONTRIBUTION LIMITS:       [Initial Contribution minimum: [$10,000.]
Subsequent Contribution minimum: [$500.] Subsequent Contributions can be made at any time up until the Annuitant attains age [81].

We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.]

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):               [$   500,000.00]

[Applicable if indicated by Owner]
EXPECTED FIRST YEAR CONTRIBUTION:                              [$ 1,000,000.00]

CREDIT AMOUNT - OF INITIAL CONTRIBUTION:                       [$    30,000.00]
     (see Endorsement Applicable to Credits
      Applied to Annuity Account Value)

INVESTMENT OPTIONS AVAILABLE

INVESTMENT FUNDS                                                   ALLOCATION
----------------                                                   ----------
o   [AXA Premier VIP Core Bond
o   AXA Premier VIP Health Care
o   AXA Premier VIP International Equity
o   AXA Premier VIP Large Cap Core Equity
o   AXA Premier VIP Large Cap Growth                              [$250,000.00]
o   AXA VIP Premier VIP Large Cap Value
o   AXA Premier VIP Small/Mid Cap Growth
o   AXA Premier VIP Small/Mid Cap Value
o   AXA Premier VIP Technology
o   EQ/Alliance Conservative Investors
o   EQ/Alliance Growth Investors
o   EQ/Alliance Growth & Income
o   EQ/Alliance Common Stock
o   EQ/Alliance Global
o   EQ/Alliance International
o   EQ/Alliance Aggressive Stock
o   EQ/Alliance Small Cap Growth
o   EQ/Alliance Money Market
o   EQ/Alliance Intermediate Government Securities                [$250,000.00]
o   EQ/Alliance High Yield
o   EQ/Alliance Quality Bond
o   EQ/Alliance Technology
o   EQ/AXP New Dimensions

No. 2002DPPLUS                                                       Data page 3

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PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT/CERTIFICATE.
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[APPLICABLE FOR ANNUITANT ISSUE AGE UP TO AND INCLUDING AGE 80]
WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Corridor Amount as discussed in Section 8.01 or, if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                         Current and Maximum
                                            Percentage of
          Contract Year                     Contributions
          -------------                     -------------
                [1                             8.00%
                 2                             8.00%
                 3                             7.00%
                 4                             7.00%
                 5                             6.00%
                 6                             5.00%
                 7                             4.00%
                 8                             3.00%
                 9 and later                   0.00%]

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): [15%] of Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

Withdrawals in excess of the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

No. 2002DPPLUS                                                       Data page 9

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NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1. [the Annuitant dies and a death benefit is paid. [NQ ONLY: However, if the Owner dies and the Annuitant is living, a withdrawal charge WILL apply.]
2. the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity as described in
     Section 7.05; or
3. the Annuitant has qualified to receive Social security disability benefits as certified by the Social Security Administration; or
4. we receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or
5. the Annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or
     (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all the following:
          o its main function is to provide skilled, intermediate or custodial nursing care;
          o  it provides continuous room and board to three or more persons;
          o  it is supervised by a registered nurse or practical nurse;
          o  it keeps daily medical records of each patient;
          o  it controls and records all medications dispensed; and
          o its primary service is other than to provide housing for residents.

     [ITEM6, BELOW, WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE NQ, IRA AND TSA MARKETS]
6. the Successor Owner/Annuitant option is elected and has been exercised, and the Successor Owner/ Annuitant withdraws contributions made prior to the original Annuitant's death.

     [ITEM 7 BELOW WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE MARKET SEGMENTS UNDER WHICH THE BENEFICIARY CONTINUATION OPTION IS AVAILABLE.]
7.   If the Beneficiary Continuation Option is elected and exercised.

     [ITEM 8 WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE IRA, TSA AND QP-DC MARKET SEGMENT]
8. a withdrawal is made under our Automatic Required Minimum Distribution Withdrawals Program. However, in each Contract Year, the amount of such minimum distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Corridor Amount.

The withdrawal charge will apply with respect to a Contribution if the condition as described in items 3, 4 and 5 above existed at the time the Contribution was remitted or if the condition began within the 12 month period following remittance.]

DAILY SEPARATE ACCOUNT CHARGES              [ANNUAL RATE OF 1.40% % (equivalent
(SEE SECTION 8.04):                         to a daily rate of .003863%)]

The Daily Separate Account Charge includes the following charges:

[Mortality and Expense Risks Charge:
                  Current and Maximum       Annual rate of 0.90%

Administration Charge:
                  Current and Maximum       Annual rate of 0.25%  We reserve the
                                            right to increase this charge to an
                                            annual rate of 0.35%.
Distribution Charge:
                  Current and Maximum       Annual rate of 0.25%]


No. 2002DPPLUS                                                      Data page 10